SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [x]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ] Confidential, For Use of
                                              the Commission Only (as
                                              permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[x]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      UNIVERSAL SEISMIC ASSOCIATES, INC.
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               (Name Of Registrant As Specified In Its Charter)

               UNIVERSAL SEISMIC ASSOCIATES, INC. STOCKHOLDERS'
                             PROTECTIVE COMMITTEE
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   (Name Of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check appropriate box):

       [X]  No fee required.
       [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1)  Title of each class of securities to which transaction applies:

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     (2)    Aggregate number of securities to which transaction applies:

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     (3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which filing fee is calculated and state how it was determined):

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     (4)    Proposed maximum aggregate value of transaction:

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       (5)  Total fee paid:

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       [ ]  Fee paid previously with preliminary materials:

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       [ ]  Check box if any part of the fee is offset as provided by Exchange
            Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)  Amount Previously Paid:

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       (2)  Form, Schedule or Registration Statement no.:

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       (3)  Filing Party:

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       (4)  Date Filed:

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
               UNIVERSAL SEISMIC ASSOCIATES, INC.
               STOCKHOLDERS' PROTECTIVE COMMITTEE

Dear Fellow Stockholder:

          As members of the Universal Seismic Associates, Inc. Stockholders' Protective Committee (the "Committee"), and, like you, stockholders of Universal Seismic Associates, Inc. (the "Company"), we have previously sent to you a Consent and Proxy Statement and an additional letter seeking your consent and proxy to remove the Company's current directors and replace them with
our director nominees.   As we have explained to you at length,
we are extremely dissatisfied and concerned that the Company is losing money and debt-laden, that its operations are in decline and that, as a result, the trading price of the Company's common stock has dramatically declined. We are also extremely concerned about the Company management's apparent inability to tell the truth.

          In our additional letter to you, we outlined several false and misleading statements made by Company management in connection with its intense struggle to maintain control of the Company. The further information contained in this letter should make it absolutely clear to you, as it has to us, that THE COMPANY HAS CONSISTENTLY AND BLATANTLY MISLED YOU in its own proxy materials seeking your vote for management's slate of directors.

          One of the more pernicious falsehoods made by the Company has been its statements that its accounting and investment banking advisors had determined that the transaction between the Company and Suelopetrol c.a. ("Suelopetrol") was not in the best interests of the Company and that such transaction was "grossly unfair" to the Company and its stockholders. As we informed you in our prior letter to you, neither Coopers & Lybrand, the Company's accountants, nor Raymond James & Associates, the Company's investment bankers, ever made such statements.

          In connection with this matter, we have recently uncovered information that dramatically demonstrates the lengths to which the Company management will go to preserve their control of the Company. On January 10, 1997, the Company management received a letter (the "C&L Letter") from Coopers & Lybrand, the Company's independent auditors, stating that "THE STATEMENTS REFERRING TO COOPERS & LYBRAND [in the Company's proxy filings] ARE NOT ACCURATE" and that Coopers & Lybrand "PLAYED NO PART IN DETERMINING THE VALUE OF SUELOPETROL NOR DID WE ATTEST TO THE FAIRNESS OF THE PROPOSED TRANSACTION." In addition, the C&L Letter demanded that the Company management's false and inaccurate statements relating to Coopers & Lybrand be corrected as soon as possible.

          What are the Company stockholders to gather from this? The C&L Letter confirms that the Company's earlier public statements that Coopers & Lybrand had opined on the fairness of the transaction with Suelopetrol were completely false, as were its statements as to Raymond James & Associates. Additionally, it demonstrates a blatant disregard for providing full and fair information to the Company's stockholders. The C&L Letter was received by the Company on January 10, 1997, and despite the fact that it plainly exposes the falsity of prior statements made by the Company to its stockholders and contains obviously important information to which the Company stockholders are entitled, the Company has shockingly failed to release this information to the public.

          We uncovered the C&L Letter only because it was demanded in discovery as part of litigation instituted by us. Because of the continuing stream of misstatements and omissions by the Company management, we were forced to commence litigation in Federal District Court in Delaware challenging the proxy materials distributed by the Company management as violating Federal proxy rules. Were it not for our commencement of litigation, this deliberate attempt to conceal information from the Company stockholders would very likely have gone unnoticed. As a stockholder, you are entitled to -- and should demand -- that the Company management provide full and fair disclosure of events relating to the Company. The Company's present management has obviously failed in this responsibility to provide such disclosure when it feels that to do so would threaten their entrenched positions with the Company.

          IF YOU WISH TO JOIN US IN HALTING THE COMPANY MANAGEMENT'S DELIBERATE ACTIONS TO MISLEAD ITS STOCKHOLDERS AND IN REPLACING THE COMPANY'S CURRENT BOARD OF DIRECTORS WITH NOMINEES THAT WE, AS STOCKHOLDERS, BELIEVE WILL REVITALIZE THE COMPANY, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED GOLD CONSENT SHEET AND THE ENCLOSED BLUE PROXY CARD AND RETURN THEM IN THE ENCLOSED ENVELOPE (NO POSTAGE NECESSARY) OR BY FACSIMILE AT (214) 999-9348 AS SOON AS POSSIBLE.

          PLEASE DO NOT RETURN ANY CARD SENT TO YOU BY THE COMPANY. IF YOU HAVE ALREADY SIGNED THE WHITE PROXY CARD FOR THE ANNUAL MEETING SENT TO YOU BY THE BOARD OF DIRECTORS OF THE COMPANY, PLEASE REVOKE SUCH PROXY BY SIGNING AND DATING THE ENCLOSED BLUE PROXY CARD AND RETURNING THE CARD TO THE COMMITTEE C/O THE HERMAN GROUP INC. AS SOON AS POSSIBLE. ONLY THE LATEST DATED PROXY CARD WILL COUNT AT THE ANNUAL MEETING.

          IF ANY OF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, BANK NOMINEE OR OTHER INSTITUTION, PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT IMMEDIATELY AND INSTRUCT THAT PERSON TO INDICATE A VOTE FOR EACH OF THE COMMITTEE'S PROPOSALS AND TO SIGN, DATE AND RETURN BOTH THE ENCLOSED GOLD CONSENT SHEET AND BLUE PROXY CARD TO THE HERMAN GROUP.

          If you have any questions, or require any additional information, please contact The Herman Group Inc., 2121 San
Jacinto Street, 26th Floor, Dallas, Texas 75201, or call, toll free, (800) 647-2536.

                                   The Universal Seismic
                                   Associates, Inc. Stockholders'
                                   Protective Committee


January 21, 1997